UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report: August 11, 2005
Assurant, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31978	39-1126612

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Chase Manhattan Plaza, 41st Floor
New York, New York		10005

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:	(212) 859-7000

N/A

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement
SIGNATURE

Item 1.01 Entry Into a Material Definitive Agreement
     Robert B. Pollock and Philip Bruce Camacho were recently named President & Chief Operating Officer (“COO”), and Executive Vice President & Chief Financial Officer (“CFO”), respectively, of Assurant, Inc. In recognition of these new responsibilities, on August 11, 2005 the Compensation Committee (the “Committee”) of the Board of Directors of Assurant, Inc. (the “Company”) approved an increase in the 2005 base salary for Mr. Pollock and an increase in the 2005 base salary, target short-term incentive award and target long-term incentive award (“ALTIP Award”) for Mr. Camacho, as noted below:

2005 Target
Short-Term
			Incentive Award	2005 ALTIP Award
Name	Position	2005 Base Salary	(% of Base Salary)	(% of Base Salary)
Robert B. Pollock	President & COO, Assurant, Inc.	$750,000 (increase from $692,000)	100% (no increase)	130% (no increase)

Philip Bruce Camacho	Executive Vice President & CFO, Assurant, Inc.	$600,000 (increase from $585,000)	100% (increase from 75%)	100% (increase from 90%)
     In addition, the Committee authorized the payment of a $25,000 promotional cash bonus to Mr. Camacho. This payment will be made in a lump sum in August 2005.
     A description of the material terms of the short-term incentive award was included in the Company’s Current Report on Form 8-K (File No. 001-31978), as filed with the Securities and Exchange Commission on March 16, 2005, and such description is incorporated herein by reference. A description of the material terms of the ALTIP Award was included in the Company’s Current Report on Form 8-K (File No. 001-31978), as filed with the Securities and Exchange Commission on April 27, 2005, and such description is incorporated herein by reference.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASSURANT, INC.

Date: August 17, 2005	By:	/s/ Raj B. Dave

	Name:	Raj B. Dave

	Title:	Vice President & Assistant General Counsel